Exhibit 10.1

RECORD AND RETURN TO:	CROSS-REFERENCE TO:
Catherine S. Moore	Deed Book 47335, Page 0739
Holt, Ney, Zatcoff & Wasserman, LLP	Deed Book 48485, Page 74
100 Galleria Parkway	Deed Book 48835, Page 217
Suite 600
Atlanta, Georgia 30339-5947
THIRD CONSOLIDATED AMENDATORY AGREEMENT
($8,175,000 Loan)
THIS THIRD CONSOLIDATED AMENDATORY AGREEMENT (this “Agreement”) made and entered into as of the 17th day of July, 2009, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Borrower”), ROBERTS REALTY INVESTORS, INC., a Georgia corporation (hereinafter referred to as “Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as “Lender”).
W I T N E S S E T H:
WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Promissory Note, dated as of December 6, 2006, in the face amount of EIGHT MILLION ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,175,000.00) with interest thereon (hereinafter referred to as the “Note”); and
WHEREAS, Guarantor has heretofore executed and delivered to Lender that certain Guaranty Agreement dated December 6, 2006 (herein referred to as the “Guaranty”), which guarantees the full and prompt payment and performance of all obligations of Borrower under the Note, the Security Deed (as defined below) and all other documents evidencing, securing or pertaining to the Note (collectively the “Loan Documents”) and all other indebtedness of Borrower to Lender; and

WHEREAS, Borrower has heretofore executed and delivered to Lender that certain Deed to Secure Debt and Assignment of Rents dated as of December 6, 2006, recorded in Deed Book 47355, page 0739, Records of the Clerk of Superior Court of Gwinnett County, Georgia (herein referred to as the “Security Deed”) for the purpose of securing the payment of the indebtedness evidenced by the Note and any and all other indebtedness of Borrower to Lender; and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the Other Loan Documents by First Consolidated Amendatory Agreement dated as of December 6, 2007, recorded in Deed Book 48485, page 74, aforesaid records (the “First Amendment”); and
WHEREAS, the parties hereto did amend the Note, the Security Deed, and the Other Loan Documents by Second Consolidated Amendatory Agreement and Agreement Regarding Cross-Default and Cross-Collateralization of Loans dated as of April 28, 2008, but effective as of March 31, 2008, recorded in Deed Book 48835, Page 217, aforesaid records (the “Second Amendment”; as used in this Agreement, the terms “Note”, “Security Deed”, “Guaranty” and “Loan Documents” means each of such documents as amended by the First Amendment and the Second Amendment); and
WHEREAS, Borrower has asked Lender to extend the term of the Note and to amend the Security Deed and the other Loan Documents accordingly (and to provide for other terms and conditions); and
WHEREAS, Lender desires that Guarantor acknowledge and consent to the foregoing and the modification of the documents described herein and that Guarantor ratify and confirm its obligation as a guarantor of the Note.
NOW THEREFORE, for and in consideration of the premises and the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Borrower, Guarantor and Lender hereby agree as follows:
1. Modification of Note. The Note is hereby modified and amended as follows:
1.1	The fourth and eighth paragraphs on the first page of the Note entitled INTEREST RATE and REPAYMENT TERMS are hereby deleted and substituted in lieu thereof shall be the following:

INTEREST RATE. Interest shall be charged on the outstanding principal balance (as applicable, “Interest Rate”), as determined by Bank prior to the commencement of each Interest Period (defined below), from July 17, 2009, to July 31, 2010 at a rate equal to three and fifty one-hundredths percent (3.5%) per annum plus the greater of (x) the Monthly LIBOR Index Rate (defined below) or (y) the LIBOR Floor (defined below).

Interest shall be calculated daily on the basis of the actual number of days elapsed over a 360 day year. The applicable Interest Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined. For purposes hereof, the following terms shall have the following meanings:

“Interest Period” means, initially, the period commencing on (and including) July 17, 2009, and ending on (but excluding) the first Payment Date (as hereinafter defined), and thereafter, each period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the next Payment Date, provided, (i) any Interest Period that would otherwise end on (but exclude) a day which is not a New York business day shall be extended to the next succeeding New York business day, and (ii) any Interest Period that would otherwise extend past the Maturity Date shall end on (but exclude) the Maturity Date.
“LIBOR Floor” shall mean a rate of 2.00%.
“Monthly LIBOR Index Rate” means a rate per annum for U.S. dollar deposits for a one (1) month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

REPAYMENT TERMS. This Note shall be due and payable in consecutive monthly payments of accrued interest only, commencing on August 6, 2009, and continuing on the same day of each month thereafter (each, a “Payment Date”) until fully paid. In any event, all principal and accrued interest shall be due and payable on July 31, 2010.”

1.2
Section 1.2 of the Second Amendment (describing the “Reduction Condition” and terms under which the Interest Rate may be reduced by 0.50% per annum) is deleted in its entirety and is null and void and without further effect.

1.3
As consideration for the extension of the term of the Note, on the date hereof, Borrower has paid Lender an extension fee in the amount of Forty Thousand Eight Hundred Seventy-Five and No/100 Dollars ($40,875.00).

1.4	The Note may be prepaid at any time, in whole or in part, without penalty or premium.
1.5	Except as specifically modified and amended, all of the terms, conditions and provisions of the Note shall remain in full force and effect.

2. Modification of Security Deed. The Security Deed is hereby modified and amended as follows:
2.1	All references in the Security Deed to April 30, 2009 as the maturity date of the Note are hereby deleted and substituted in lieu thereof shall be the date July 31, 2010.
2.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Security Deed shall remain in full force and effect.
3. Modification of Loan Documents. The Loan Documents are hereby modified and amended as follows:
3.1	The terms “Note” and “Security Deed” as such terms may be used in the Loan Documents shall mean the Note and the Security Deed, as modified and amended hereby.
3.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Loan Documents shall remain in full force and effect.
4. Modification of Guaranty. The Guaranty is hereby modified and amended as follows:
4.1	The terms “Note” and “Loan Documents” as such terms may be used in the Guaranty shall mean the Note and the Loan Documents, as modified and amended hereby.
4.2	Except as specifically modified and amended, all of the terms, conditions and provisions of the Guaranty shall remain in full force and effect.
5. Limitations on Transfers Involving Borrower and Guarantor. Borrower and Guarantor hereby covenant and agree with Lender that notwithstanding anything to the contrary contained in the Guaranty, the Security Deed or the other Loan Documents, Lender may, in its sole discretion, declare the Obligations (as defined in the Security Deed) immediately due and payable if at any time prior to final repayment of the Obligations, (i) Guarantor ceases to be the sole general partner of Borrower or (ii) if a sale or transfer of a majority or controlling interest of the partnership interests or corporate stock of Borrower or Guarantor occurs (whether in one transaction or a series of transactions).
6. Cross-Default and Cross-Collateralization of Loans. Sections 5.1 through 5.12 of the Second Amendment are hereby deleted in their entirety.

7. Interest Reserve Account. In connection with the closing of the modification of the Loan contemplated by this Agreement, account number 2000043975750 has been established with Lender (the “Interest Reserve Account”), and Borrower is depositing Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00) in the Interest Reserve Account. All interest earned on the funds deposited in the Interest Reserve Account shall become part of Borrower’s deposit. Borrower hereby authorizes Lender to debit the Interest Reserve Account to pay interest due on the Loan as and when such interest becomes due and payable. It is understood and agreed that Borrower shall be obligated to pay, from its own funds, all interest on the Loan in the event that due and payable amounts of accrued interest exceed the amount available in the Interest Reserve Account. Borrower agrees that it shall include all interest and earnings on any such deposit as its income (and, if Borrower is a partnership or other pass-through entity, the income of its partners, members or beneficiaries, as the case may be), and shall be the owner of all funds on deposit in the Interest Reserve Account for federal and applicable state and local tax purposes. Lender shall have the exclusive right to manage and control all funds in the Interest Reserve Account, and Borrower shall not have any right to withdraw funds from the Interest Reserve Account without Lender’s consent, which may be withheld in Lender’s sole and complete discretion. Lender shall have no fiduciary duty with respect to such funds and will not be liable to Borrower for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its holding of such funds other than those Damages which result directly from its Lender’s gross negligence or willful misconduct. Any account fees and charges may be deducted from the balance, if any, in the Interest Reserve Account. Borrower grants to Lender a security interest in the Interest Reserve Account and all such funds deposited at any time into such deposit account, and any proceeds thereof, as security for the Obligations (as defined in the Security Deed). Such security interest shall be governed by the Uniform Commercial Code of the State of Georgia, and Lender shall have available to it all of the rights and remedies available to a secured party thereunder. The Interest Reserve Account may be established and held in such name or names as Lender shall deem appropriate, including in the name of Lender. Borrower hereby constitutes and appoints Lender and any officer or agent of Lender its true and lawful attorneys-in-fact with full power of substitution to open the Interest Reserve Account and to do any and every act that Borrower might do on its own behalf to fulfill the terms of this Section 6. Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. It is understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked.
8. Ratification and Consent by Borrower. Borrower hereby (i) ratifies and affirms all of its obligations under the Note, the Security Deed and Loan Documents as modified and amended hereby; (ii) acknowledges, represents and warrants that the Note, the Security Deed and the Loan Documents, as modified, constitute valid and enforceable obligations of Borrower as of this date, free from any defenses and claims of offset by Borrower; and (iii) consents to the modification and amendment of the Note, the Security Deed and Loan Documents as set forth herein.
9. Certification of No Default. Borrower hereby certifies that, as of the date hereof, Borrower is not in default under the terms of the Note, the Security Deed or any of the Loan Documents.

10. Ratification and Consent by Guarantor. Guarantor hereby (i) ratifies and affirms all its obligations under the Guaranty; (ii) acknowledges, represents and warrants that its Guaranty constitutes the valid and enforceable obligation of Guarantor, as of this date, free from any defenses and claims of offset; and (iii) consents to the execution by Borrower of the modification and amendment of the Note, Security Deed and Loan Documents as set forth herein.
11. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
12. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the modification and amendment of the Note, Security Deed and Loan Documents and supersedes all prior agreements, understandings or negotiations with respect thereto.
13. Georgia Law; Time. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Georgia. Time is of the essence of this Agreement
14. No Novation. Borrower, Lender and Guarantor hereby agree that this Agreement is not, and shall not be construed as, a novation of the Note or Security Deed, or the other Loan Documents.
15. No Setoffs or Defenses; Release.
(a) Borrower and Guarantor, for themselves and their respective partners, shareholders, officers, members, directors, and for their respective heirs, personal representatives, successors and assigns (collectively, the “Releasors”), acknowledge, agree and represent to Lender that none of them has any setoff, defense, claim or counterclaim under or with respect to the Loan Documents.
(b) Borrower and Guarantor, for themselves and the other Releasors, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, hereby fully release and discharge Lender, its affiliates, subsidiaries and parent corporations, the respective partners, officers, directors, shareholders, agents and employees of each of the foregoing, and their successors and assigns (collectively, the “Released Parties”), of and from any and all claims, counterclaims, defenses, setoffs, demands, actions, causes of action and damages that Borrower, Guarantor or any other Releasor may have had, may now have or may hereafter have against any one or more of the Released Parties arising under, by reason of, or in connection with any conduct, course of dealing, statement, act or omission on the part of any of the Released Parties that arose, occurred or accrued at any time prior to and through the time of delivery of this Agreement, including without limitation any such conduct, course of dealing, statement, act or omission related to (i) any of the Loan Documents, or (ii) any of the indebtedness or obligations evidenced or secured thereby.
[Signatures commence on following page]

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed under seal as of the date first above written.

Signed, sealed and delivered in the presence of:	“BORROWER” ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership
/s/ Carla Britton
Witness	By:	Roberts Realty Investors, Inc., a
Georgia corporation, its general partner

/s/ Natalie Bonta		By:	/s/ Charles R. Elliott

Notary Public			Name:	Charles R. Elliott
			Title:	Chief Financial Officer
My commission expires:

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered in the presence of:	“GUARANTOR” ROBERTS REALTY INVESTORS, INC., a Georgia corporation
/s/ Carla Britton
Witness	By:	/s/ Charles R. Elliott

		Name:	Charles R. Elliott
/s/ Natalie Bonta		Title:	Chief Financial Officer
Notary Public
(CORPORATE SEAL)

My commission expires:

(NOTARIAL SEAL)
[Signatures continued on following page]

Signed, sealed and delivered in the presence of:	“LENDER” WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association
/s/ Margaret Beveridge Witness
	By:	/s/ Jennifer Blumencranz

		Name:	Jennifer Blumencranz
/s/ Valretha V. Bailey		Title:	Vice President
Notary Public

My commission expires:			(BANK SEAL)

April 10, 2011

(NOTARIAL SEAL)